Exhibit 99.1
PROXY CARD
FOR COMMON STOCK OF
EARLE M. JORGENSEN COMPANY
FOR SPECIAL STOCKHOLDERS’ MEETING ON ____________, 2006
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned hereby appoints Maurice S. Nelson, Jr. and William S. Johnson, or either of them, each with full power of substitution, to act as proxies for the undersigned and to represent the undersigned at a special meeting of the stockholders of Earle M. Jorgensen Company (“EMJ”) and any adjournments or postponements of the special stockholders’ meeting, and to vote, as designated below with respect to the Merger Agreement (described below) and in their judgment and discretion with respect to such other matters as may properly come before the special stockholders’ meeting and any adjournments or postponements thereof, the number of shares the undersigned would be entitled to vote if personally present at the meeting. The special stockholders’ meeting will be held at                      , local time, on                      , 2006 at                                           located at                                         .
The undersigned hereby acknowledges receipt of the notice of special stockholders’ meeting and the proxy statement/prospectus of EMJ, dated as of                     , 2006, soliciting adoption and approval by EMJ’s stockholders of an Agreement and Plan of Merger (the “Merger Agreement”) by and among EMJ, Reliance Steel & Aluminum Co. (“Reliance”) and RSAC Acquisition Corp. (“RSAC”) pursuant to which (i) EMJ will be merged with and into RSAC, with RSAC surviving the merger (the “Merger”), and (ii) all issued and outstanding shares of EMJ common stock, $0.001 par value, will be converted into the right to receive $6.50 in cash and between 0.0892 and 0.1207 of a share of Reliance common stock, depending on the average trading prices of Reliance common stock per share on the New York Stock Exchange during a 20 trading day period ending on and including the second trading day prior to completion of the Merger, as specified in the Merger Agreement.
This proxy was mailed to the stockholders of EMJ on approximately                     , 2006 with instructions below to complete and return this proxy card to American Stock Transfer & Trust Co. or otherwise vote by telephone or the Internet. Only stockholders of record at the close of business on                     , 2006 will be entitled to vote at the special stockholders’ meeting.
THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTION IS SPECIFIED AND THIS PROXY IS SIGNED, THIS PROXY WILL BE VOTED IN FAVOR OF THE ADOPTION AND APPROVAL OF THE MERGER AGREEMENT AS DESCRIBED IN THE PROXY STATEMENT/PROSPECTUS AND BY THOSE NAMED IN THIS PROXY IN THEIR JUDGMENT AND DISCRETION WITH RESPECT TO SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE SPECIAL STOCKHOLDERS’ MEETING, INCLUDING ANY ADJOURNMENTS OR POSTPONEMENTS, AT SUCH SPECIAL MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE IN FAVOR OF THE ADOPTION AND APPROVAL OF THE MERGER AGREEMENT DESCRIBED IN THE PROXY STATEMENT/PROSPECTUS.
(Continued and to be signed on the reverse side)

SPECIAL MEETING OF STOCKHOLDERS OF
EARLE M. JORGENSEN COMPANY
___, 2006
COMMON STOCK
PROXY INSTRUCTIONS

MAIL — Complete, date, sign and mail your proxy card in the envelope provided as soon as possible.
-OR-
TELEPHONE — Call toll-free 1-800-PROXIES (1-800-776-9437) from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.
-OR-
INTERNET — Access “www.voteproxy.com” and follow the on-screen Instructions. Have your proxy card available when you access the web page.

COMPANY NUMBER
ACCOUNT NUMBER

You may enter your voting instructions at 1-800-PROXIES or www.voteproxy.com up until 11:59 PM Eastern Time on the day before the meeting date.
¯ Please detach along perforated line and mail in the envelope provided if you are NOT voting via telephone or the Internet. ¯

THE BOARD OF DIRECTORS OF EARLE M. JORGENSEN COMPANY UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE FOLLOWING:
PLEASE COMPLETE, SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK
INK AS
SHOWN HERE ☒

The numbers referenced above from left to right are (1) your individual account number, (2) the number of shares of common stock which you hold and (3) EMJ’s account number (shown for administrative purposes only).

To change the address on your account, please check the box at right and Indicate your new address In the address space above. Please note that changes to the registered name(s) on the account may not be submitted via
this method.                     ☐

FOR	AGAINST	ABSTAIN
Vote my common stock in favor of (a) adopting and approving an Agreement and Plan of Merger, dated as of January 17, 2006, by and among Earle M. Jorgensen Company, Reliance Steel & Aluminum Co. and RSAC Acquisition Corp. and (b) granting the proxies specific authority to vote in their discretion with respect to other matters that may properly come before the special stockholders’ meeting or any adjournment or postponement of the special stockholders’ meeting.
☐	☐	☐

Mark here if you plan to attend the special stockholders’ meeting      ☐

Signature of Stockholder	Date	Signature of Stockholder	Date

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.